Exhibit 99.1

Ultra Clean Announces Proposed Convertible Senior Notes Offering

HAYWARD, Calif., Feb. 25, 2026 /PRNewswire/ — Ultra Clean Holdings, Inc. (Nasdaq: UCTT) today announced its intention to offer, subject to market and other conditions, $400 million aggregate principal amount of convertible senior notes due 2031 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Ultra Clean also expects to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $60 million principal amount of notes.

Ultra Clean intends to use the net proceeds from the offering as follows:

•	to fund the cost of entering into the capped call transactions described below;

•	to repurchase up to $40 million of its common stock; and

•	the remainder for working capital, prepayment of a portion of the company’s outstanding term loan under its amended and restated credit agreement and other general corporate purposes.

If the initial purchasers exercise their option to purchase additional notes, then Ultra Clean intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions, as described below, and the remainder for the purposes described above.

The notes will be senior, unsecured obligations of Ultra Clean, will accrue interest payable semi-annually in arrears and will mature on March 15, 2031, unless earlier repurchased, redeemed or converted. Noteholders will have the right to convert their notes in certain circumstances and during specified periods. Ultra Clean will settle conversions in cash and, if applicable, shares of its common stock.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Ultra Clean’s option at any time, and from time to time, on or after March 20, 2029 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Ultra Clean’s common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require Ultra Clean to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

In connection with the pricing of the notes, Ultra Clean expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers of the notes or their affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions are expected to initially cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Ultra Clean’s common stock that will initially underlie the notes. If the initial purchasers exercise their option to purchase additional notes, Ultra Clean expects to enter into additional capped call transactions with the option counterparties.

The capped call transactions are expected generally to reduce the potential dilution to Ultra Clean’s common stock upon any conversion of the notes and/or offset any potential cash payments Ultra Clean is required to make in excess of the principal amount of converted notes, as the case may be, upon conversion of the notes. If, however, the market price per share of Ultra Clean’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

Ultra Clean has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Ultra Clean’s common stock and/or purchase shares of Ultra Clean’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Ultra Clean’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Ultra Clean’s common stock and/or purchasing or selling Ultra Clean’s common stock or other securities of Ultra Clean in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and (x) are likely to do so during the relevant valuation period under the capped call transactions and (y) are likely to do so following any early conversion or repurchase of the notes by Ultra Clean, if Ultra Clean elects to unwind a corresponding portion of the capped call transactions in connection with such early conversion or repurchase). This activity could also cause or avoid an increase or a decrease in the market price of Ultra Clean’s common stock or the notes, which could affect the ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares of common stock and value of the consideration that noteholders will receive upon conversion of the notes.

Concurrently with the offering of the notes, Ultra Clean expects to use up to $40 million of the net proceeds from the notes offering to repurchase shares of its common stock (the “share repurchases”) in privately negotiated transactions with or through one of the initial purchasers of notes in this offering. Ultra Clean expects the cash purchase price per share in such share repurchases to be equal to the closing price per share of our common stock on the date of the pricing of the notes offering. These share repurchases could increase (or reduce the size of any decrease in) the market price of Ultra Clean’s common stock or the notes. The share repurchases could affect the market price of Ultra Clean’s common stock concurrently with the pricing of the notes, and could also result in a higher effective conversion price for the notes. The offering of the notes is not contingent upon the repurchase of any of Ultra Clean’s common stock.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of the proceeds and the anticipated terms of, and the effects of entering into, the capped call transactions and the share repurchases described above. Forward-looking statements represent Ultra Clean’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Ultra Clean’s common stock and risks relating to Ultra Clean’s business, including those described in periodic reports that Ultra Clean files from time to time with the SEC. Ultra Clean may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Ultra Clean does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact

Rhonda Bennetto

SVP Investor Relations

rbennetto@uct.com